EXHIBIT 21

            SUBSIDIARIES OF THE REGISTRANT


Parent
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Kentucky First Bancorp, Inc.

                                         State or Other              Percentage
Subsidiaries (1)                   Jurisdiction of Incorporation      Ownership
----------------                   -----------------------------     ----------
First Federal Savings Bank                   United States               100%

Cynthiana Service Corporation (2)            Kentucky                    100%

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(1)  The assets, liabilities and operations of the subsidiaries are included in the consolidated financial statements contained in the financial statements attached hereto as an exhibit.
(2)  Wholly owned subsidiary of First Federal Savings Bank.